SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 3, 2008


                       GOLDEN RIVER RESOURCES CORPORATION
                 (Exact Name of Company as Specified in Charter)


         Delaware                      0-16097                  98-007697
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction     (Commission File No.)        (IRS Employer
      of Incorporation)                                     Identification No.)


     Level 8, 580 St Kilda Road, Melbourne, Victoria Australia     3004
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     (Address of Principal Executive Offices)                   (Zip Code)

Company's telephone number           61-3-8532-2860

Company's facsimile number           61-3-8532-2805

Company's email address              goldenriverresources@axisc.com.au
                                     ---------------------------------

Company's website address            www.goldenriverresources.com
                                     ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 4.02  NON-RELIANCE ON PREVIOUSLY  ISSUED FINANCIAL  STATEMENTS OR A RELATED
AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On  October  3, 2008 the Chief  Financial  Officer  of  Golden  River  Resources
Corporation (the "Company"), in consultation with its Audit Committee, the Company's Board of Directors and PKF, its independent registered public accounting firm, determined that the June 30, 2007 financial statements should no longer be relied on because the valuation of 4,650,000 of options granted to the Company's officers, directors and consultants in October 2006 should be adjusted. In 2006, the Company issued 4,650,000 options and utilized the services of an external valuer to determine the value of the options using the binomial option pricing model. At the time the market price used in the binomial option pricing model was US$0.166 which was based on the price that the Company had been able to conclude a private placement transaction and accordingly the Company believed this to be the fair value of the shares of common stock at the time. Following discussions with the staff (the "Staff") of the Securities and Exchange Commission ("SEC") in connection with the Staff's review of the Company's fiscal 2006 and 2007 Form 10-KSB's, the Company has agreed to use the market price of the shares of common stock at the time of issue of the options (US$0.30) in the binomial option pricing model.

The effect of the adjustment will be to increase the net loss for the year ended June 30, 2007 by A$313,000 and our net loss per share by $(.01) for the year ended June 30, 2007.

Management has also agreed following discussions with the SEC staff to make an accounting adjustment based on a comment by the Staff in a letter regarding certain stock based compensation expenses based upon an estimate of volatility arising from the 1,400,000 options issued in 2004. This adjustment will be made to additional paid-in capital and retained earnings (deficit) and will be reflected within opening stockholders' equity in the June 30, 2007 financial statements and will have no effect on total stockholders' equity.

The Company reports in its Consolidated Statement of Operations cumulative information since the inception of its exploration activities. The effect of the adjustments will increase the net loss for the cumulative period since July 1, 2002 to June 30, 2007 to A$9,560,000 from A$8,116,000 and our net loss per share to $(.54) from $(.46) for the cumulative period since July 1, 2002 to June 30, 2007. The adjustment will not have any effect on the Company's cash flows. The Company is in the process of making the aforementioned adjustments and will restate its annual financial statements for the year ended June 30, 2007 to be included in its June 30, 2008 Annual Report to be filed on Form 10-K.

The Chief Financial Officer of the Company, upon knowledge of the factors that would lead to the Company's restatement of prior period reports, acted promptly to determine the effect on the disclosure controls and procedures of the Company. Furthermore, the Chief Financial Officer of the Company promptly discussed the matters referred to above with the Company's Audit Committee and independent registered public accountants.

In evaluating these controls and procedures and circumstances leading to the aforementioned adjustments, the Company is assessing its controls related to these matters and will review its conclusions on these controls both internally and with qualified third party experts.

It is Management's opinion that although the effect of the adjustments referred to above is material, the current development, business, operations and shareholders are not materially impacted as a result of these adjustments.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial Statements of Business Acquired.
     Not applicable.
(b)  Pro Forma Financial Information
     Not applicable.

(c)  Exhibits.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN RIVER RESOURCES CORPORATION (Company)

                        By:      /s/ Peter Lee
                            ------------------------------
                                 Peter Lee
                                 Director, Secretary and
                                 Chief Financial Officer

Dated: October 3, 2008